UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/17/2017

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
_
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On November 17, 2017, the Special Meeting of Stockholders of Discovery Communications, Inc. (the “Company”) was held at 850 Third Avenue, New York, New York 10022.

Stockholders approved, the issuance of the Company’s Series C Common stock, par value $0.01 per share, to Scripps Networks Interactive, Inc. (“Scripps”) shareholders as consideration in the merger contemplated by the Agreement and Plan of Merger, dated as of July 30, 2017, as it may be amended from time to time, among the Company, Scripps and Skylight Merger Sub, Inc., a wholly-owned subsidiary of the Company (the "Proposal"). The following table reflects the results of the voting on the Proposal submitted to stockholders at the Special Meeting, and the approval by the Company's stockholders of the Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
258,243,505	2,836,208	104,127	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: November 17, 2017	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer